EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- 192277) pertaining to the 2000 Stock Option Incentive Plan, the 2003 Equity Incentive Plan, and 2013 Equity Incentive Plan of MacroGenics, Inc. of our report dated March 20, 2014, with respect to the consolidated financial statements of MacroGenics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

McLean, VA

March 20, 2014